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                                                                    Exhibit 10-p

                       CHIQUITA BRANDS INTERNATIONAL, INC
                      2002 STOCK OPTION AND INCENTIVE PLAN
           DIRECTORS' NON-QUALIFIED STOCK OPTION AWARD AND AGREEMENT

GRANT: Chiquita Brands International, Inc., a New Jersey corporation ("Company"), hereby awards you (the "Optionee" named below) a Non-Qualified Stock Option ("Option") under the Chiquita 2002 Stock Option and Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock, par value $.01 per share ("Shares"), at the Option Price, set forth below, subject to the following terms and conditions:

            Optionee:   No. of Shares:   Option Price:   Grant Date:
            ---------   --------------   -------------   -----------

                            50,000

Unless otherwise provided in this Agreement, capitalized terms have the meanings specified in the Plan.

VESTING: This Option vests between the Grant Date and [fourth anniversary of the Grant Date], with 25% of the total number of Shares vesting (becoming
exercisable) on            [month and day of award] in each of 20  , 20  , 20  ,
                -----------                                      --    --    --
and 20   [the first, second, third and fourth anniversaries of the Grant Date]
      --
or, if earlier, upon a Change of Control of the Company; provided that you have served continuously as a director of the Company through the applicable vesting date. Notwithstanding the foregoing, you may elect, by filing a written election with the Company prior to the date of a Change of Control, to waive all or a portion of your rights to vest in this Option by reason of the Change of Control. If your service as a director terminates because of your death or Disability, all Shares covered by this Option will vest on the termination of your service. If your service as a director terminates because of your Retirement (as defined below), vesting of the Shares covered by this Option will cease as of the date of your Retirement. For purposes of this Option, notwithstanding the provisions of the Plan, your "Retirement" shall be deemed to occur upon the termination of your services as a director, regardless of your age, for any reason other than Cause or your death or Disability.

TERM: This Option expires 10 years from the Grant Date set forth above. If your service as a director terminates prior to the expiration date, this Option will be subject to earlier expiration as specified in the Plan.

EXERCISE: In order to exercise this Option, you must deliver to the Company a written notice indicating the number of Shares being exercised, accompanied by full payment of the Option Price. You must exercise this Option for at least 100 shares, unless the total number of vested Shares covered by this Option is less than 100, in which case you must exercise this Option for all then-vested Options. You may pay the Option Price in cash or in shares of Common Stock owned by you for at least six months prior to the exercise. You will have no rights as a stockholder with respect to the Shares before exercise of this Option and delivery to you of a certificate evidencing those Shares.

TAXES: You must pay all applicable U.S. federal, state and local taxes resulting from the issuance of Shares upon exercise of this Option. The Company has the right to withhold all applicable taxes due upon the exercise of this Option (by deduction from director's fees or otherwise) from the proceeds of such exercise or from future director's fees or any other payments.

CONDITIONS: This Option is governed by and subject to the terms and conditions of the Plan, which contains important provisions of this award and forms a part of this Agreement. A copy of the Plan is being provided to you, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provisions of the Plan will apply. Your rights and obligations under this Agreement are also governed by and are subject to applicable U.S. laws.

ACKNOWLEDGEMENT: To acknowledge receipt of this award, please sign and return one copy of this Agreement to the Corporate Secretary's Office, Attention:
Barbara Howland.

CHIQUITA BRANDS INTERNATIONAL, INC.
Please complete the following information:


By:
   ---------------------------------------   -----------------------------------
   Barry H. Morris, Vice President           Home Address
   Human Resources


By:
   ---------------------------------------   -----------------------------------
   Director/Optionee Signature

Date Acknowledged:
                  ------------------------   -----------------------------------
                                             Social Security Number